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                                                                   Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in registration Statement No. 333-24483 of Cardinal Health, Inc. on Form S-3 and registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No. 33-52537,
No. 33-52539, No. 33-63283-01, No. 33-64337, No. 333-01927-01, No. 333-11803-01,
No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No. 333-56655-01, No.
333-72727, No. 333-71727 and No. 333-68819-01 of Cardinal Health, Inc. on Form
S-8 of our report dated August 12, 1998, except for the second paragraph of Note 11 as to which the date is November 23, 1998 and the first paragraph of Note 2 and of Note 18 as to which the date is March 16, 1999 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the historical consolidated financial statements for a pooling-of-interests), appearing in this current report on Form 8-K/A of Cardinal Health, Inc.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Columbus, Ohio
March 16, 1999